                                                                    EXHIBIT 99.2

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                     Rob Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Approval of Stock Option Plan

Wichita, Kansas                                                December 15, 2004

Lone Star Steakhouse & Saloon, Inc. ("Lone Star" or "Company") announced that at a Special Meeting of Stockholders held today, a majority of the Company's outstanding shares voted to approve the Company's 2004 Stock Option Plan. The final vote was as follows: 11,486,660 voted in favor, 6,006,619 shares voted against and 37,817 shares abstained.

"We are pleased by the strong support of our stockholders" said William B.
Greene, Jr., Chairman of the Board of Lone Star Steakhouse & Saloon, Inc. "The
approval of the 2004 Stock Option Plan will enable us to retain the valuable workforce now in the employ of our company and further compete for talented and well-qualified individuals."

Lone Star owns and operates 251 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants; five Del Frisco's Double
Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate three domestic and fourteen international Lone
Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.